UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 11, 2014 (December 5, 2014)

EMERALD OIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35097	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 1360
Denver, CO 80202

(Address of principal executive offices, including zip code)

(303) 595-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 11, 2014, Emerald Oil, Inc. (the “Company”) entered into two privately-negotiated agreements with two separate holders of the Company’s 2.00% Convertible Senior Notes due 2019 (the “Convertible Notes”) to exchange $21 million in aggregate principal amount of the Convertible Notes for shares of the Company’s common stock, plus a cash payment for the accrued and unpaid interest.  $10 million of the Convertible Notes will be exchanged for 5,016,122 shares of the Company’s common stock, and the remaining $11 million of the Convertible Notes will be exchanged for a final number of shares of common stock to be determined based in part upon a formula that utilizes the volume weighted average intraday price of the common stock over a period of 8 consecutive trading days starting December 12, 2014, with the final exchange to close on December 23, 2014.

As a result of the exchanges, the Company’s total indebtedness will be reduced by approximately $21 million and annual interest payments will be reduced by $420,000.  Following the exchanges, approximately $151.5 million aggregate principal amount of the Convertible Notes will remain outstanding.

The issuance of shares of common stock in the exchange transactions are exempt from registration under the Securities Act of 1933 pursuant to the provisions of Section 3(a)(9) thereof as securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

The preceding description of the Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Exchange Agreement filed as an exhibit hereto.

See also the Company’s press release dated December 11, 2014, filed as Exhibit 99.1, which is incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The information provided in Item 1.01 is incorporated by reference in this Item 3.02.

This report on Form 8-K does not constitute an offer to exchange the Convertible Notes or other securities of the Company for shares of common stock or any other securities of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2014, David Veltri resigned as Chief Operating Officer of the Company to pursue other opportunities. On December 8, 2014, the board of directors of the Company (the “Board”) appointed Michael Dickinson to serve as the Company’s Chief Operating Officer, effective January 1, 2015.

Mr. Dickinson, 41, has 20 years of experience in the oil and natural gas industry, during which he has managed operations in six basins across the U.S. Mr. Dickinson held operations and engineering positions at Noble Energy for the past 10 years, and most recently served as the Director of Operations of the DJ Basin for Noble. He began his career with Schlumberger and spent 10 years in various roles for operations and completions in the Gulf of Mexico, East Texas, Oklahoma and New Mexico. Mr. Dickinson earned his Bachelor of Science in Chemical Engineering and Petroleum Refining from the Colorado School of Mines.

In connection with Mr. Dickinson’s appointment as the Chief Operating Officer, the Company executed an employment agreement with Mr. Dickinson (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. Dickinson will receive an annual base salary of $375,000 and will be eligible to receive annual cash bonuses of 80% to 106% times annual salary and annual equity bonus grants of 113% to 140% times annual salary. The amount of any cash bonus payment and equity bonus grant will be linked to the Company’s performance according to certain predetermined performance criteria established by the Compensation Committee, including but not limited to the operational status of certain Company wells. A minimum threshold level of performance must be achieved or no cash or equity bonus will be paid.

If the Company terminates the Employment Agreement for “cause” or if Mr. Dickinson terminates the Employment Agreement without “good reason” (as such terms are defined in the Employment Agreement), Mr. Dickinson will not be entitled to a severance payment or any other termination benefits. However, the Company will pay Mr. Dickinson any unpaid portion of Mr. Dickinson’s base salary and benefits accrued through the date of such termination. Any unvested equity awards previously granted to Mr. Dickinson will be forfeited.

The Employment Agreement also contains customary confidentiality, non-competition and non-solicitation provisions. Finally, the Employment Agreement provides the Company with the right to reduce any payments to Mr. Dickinson in the event that any payments that would otherwise be made pursuant to the Employment Agreement or any other agreement between the Company and Mr. Dickinson would be subject to the excise tax imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code by reason of being contingent on a change in control; provided, however, that such payments shall be reduced only if, as a result of such reduction, Mr. Dickinson would receive a net after-tax payment amount that is greater than the net after-tax payment amount he would receive if no reductions were made. The term of the Employment Agreement ends on December 31, 2015.

Item 7.01.	Regulation FD Disclosure.

On December 11, 2014 the Company issued a press release titled “Emerald Oil Announces Senior Management Change; Updates 2015 Guidance and CAPEX Plans.”  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 in this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Description
10.1	Employment Agreement for Michael Dickinson
10.2	Form of Exchange Agreement.
99.1	Press Release of Emerald Oil, Inc., dated December 11, 2014 titled “Emerald Oil Announces Senior Management Change; Updates 2015 Guidance and CAPEX Plans.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD OIL, INC.

Date: December 11, 2014	By: /s/ Ryan Smith
Ryan Smith
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement for Michael Dickinson
10.2	Form of Exchange Agreement.
99.1	Press Release of Emerald Oil, Inc., dated December 11, 2014 titled “Emerald Oil Announces Senior Management Change; Updates 2015 Guidance and CAPEX Plans.”